UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2016

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STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri  63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 19, 2016, Stifel Financial Corp. (the “Company” or “Stifel”) announced the retirement of Charles A. Dill and Alton F. Irby III as Directors of the Company effective as of the Company’s 2016 annual meeting.

(d)

On April 19, 2016, the Company announced that the Board of Directors appointed Kathleen Brown and Maura A. Markus as Directors of the Company effective as of Stifel’s 2016 annual meeting.  The two new independent directors will replace current independent directors Charles A. Dill and Alton F. Irby III. Ms. Brown and Ms. Markus will participate in the Company’s compensatory arrangements for non-employee directors, as described in the Company’s proxy statement for the 2015 annual meeting filed with the Securities and Exchange Commission on April 30, 2015. Ms. Brown and Ms. Markus did not receive any committee assignments at the time they were appointed to the Board of Directors.

A copy of the press release announcing the appointment of Ms. Brown and Ms. Markus and the retirement of Mr. Dill and Mr. Irby is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit NumberDescription of Exhibit

99.1	Press Release dated April 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: April 22, 2016	By:	/s/ Ronald J. Kruszewski
	Name:	Ronald J. Kruszewski
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit NumberDescription of Exhibit

99.1	Press Release dated April 19, 2016.

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